UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 8, 2010 (September 2, 2010)

JINHAO MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52482	20-2308107
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China
(Address of principal executive offices)

(86) 7583625628
(Registrant's telephone number, including area code)

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 12, 2010, Jinhao Motor Company, a Nevada corporation (the “Company”), reported its entry into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (“Investors”), Mr. Tsoi Chak Shing, the majority holder of shares of the Company, and its subsidiaries, pursuant to which the Company agreed to issue and sell to such the Investors 6,857,204 units (the “Units”), each consisting of one share of the Company’s newly-designated Series A Redeemable Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and one warrant (the “Warrant” collectively, the “Warrants”) to purchase 0.5 share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.37496 per Unit (the “Series A Financing”). On September 2, 2010, the Company consummated the closing of the Series A Financing.

The Series A Preferred Stock will be convertible into one share of the Company’s Common Stock (subject to customary adjustments). The Warrants will be immediately exercisable at a per share price of $6.56244 (subject to customary adjustments) and will have a term of three years. The Company is obligated to register the underlying shares of Common Stock within a pre-defined period. For more information regarding the Series A Financing, see the Company’s current report on Form 8-K filed on August 12, 2010.

Investors’ Rights Agreement

In connection with the Series A Financing, on September 2, 1010, the Company entered into an Investors’ Rights Agreement with the Investors and Mr. Tsoi (the “Rights Agreement”), pursuant to which the Investors obtained the following rights, in addition to the rights obtained pursuant to the Certificate of Designation:

Registration Rights. The Company is obligated to file a registration statement covering the resale of the securities and any other shares of Common Stock issuable to the Investors. If the Company does not file the required registration statement in a timely manner, then it is obligated to pay to each of the Investors a liquidated damages fee equal to 1% of the investment amount of such Investor for each month of delay in the effectiveness of the registration statement up to the greater of (i) 8% of such investment amount, and (ii) the amount of damages that such Investor incurs as a result of such delay if the delay is attributable to the willful misconduct or intentional breach of either the Company or Mr. Tsoi, except that the Company will not be obligated to pay any such fee if it is unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC with respect to Rule 415 of the Securities Act of 1933, as amended, so long as it registers at such time the maximum number of securities permissible by the SEC. The Investors also obtained customary piggyback registration rights.

Pre-emptive Rights. Each Investor holding at least 10% of the number of the shares originally issued in the Series A Financing has a preemptive right to participate on a pro rata basis in the subscription of securities proposed to be issued by the Company except with respect to (i) Common Stock issued to employees, officers, or directors as compensation for their services; (ii) Common Stock issued as consideration for the acquisitions of or strategic transactions; (iii) shares issued in a Qualified IPO (defined in below); (iv) Common Stock issued upon conversion or exercise of Series A Preferred Stock or Warrants or Placement Warrants (defined below); and (v) additional shares issued in connection with a financing immediately prior to the Qualified IPO subject to approval of certain Investor. In addition, the preemptive right terminates upon a “Liquidation Event” as defined in the Certificate of Designation or when the Investor ceases to hold the foregoing amount of shares.

Right of First Refusal and Co-Sale Right. The Company and the Investors also have a right of first refusal to participate in the purchase of any securities of the Company proposed to be sold by Mr. Tsoi. To the extent that an Investor does not exercise its rights of first refusal as to all of the securities proposed to be sold during the exercise period specified in the Rights Agreement, then such Investor will have the right to participate in the sale of such securities on the same terms and conditions offered to the purchasers of such securities. The foregoing right of first refusal and co-sale rights of the Investors do not apply to any disposition of the shares to Mr. Tsoi’s affiliates, or to trusts, funds, partnerships or limited liability companies for the benefit of Mr. Tsoi or such affiliates, or the public offering of shares pursuant to a registration statement filed with, and declared effective by the SEC or the sale of such shares to the Company. This first refusal and co-sale right terminates upon a Liquidation Event.

Make-Good Provisions. The Company also agreed that in the event that the Company does not meet certain after tax net profits thresholds (the “Performance Targets”) for fiscal years 2010, 2011 and 2012, respectively, the Company will deliver a cash reimbursement to each of the Investors for each such fiscal year where there is an after tax net profit shortage. The aggregate cash obligation of the Company for each of those fiscal years is the product of the investment amount of the Investors multiplied by the percentage of the shortfall in relation to the respective Performance Target.

Pledge Agreement

As a condition to the closing of the Series A Financing, on September 2, 1010, the Investors and Mr. Tsoi entered into a Pledge Agreement (the “Pledge Agreement”) pursuant to which, Mr. Tsoi agreed to secure the Company’s tax payment obligations in China in connection with the Series A Financing with the pledge of 5,485,764 of his shares (the “Pledged Shares”) for an additional 6-month period immediately following the expiration of the 90-day lock-up period agreed to by the Company and the Investors in connection with a Qualified IPO (as defined below). In addition to the Pledged Shares, any dividends, interest and other sums which are or may become payable in respect of the Pledged Shares are additional collateral security under the Pledge Agreement.

This brief description of the terms of the Rights Agreement and the Pledge Agreement is qualified by reference to the provisions of the Rights Agreement and the Pledge Agreement attached to this report as Exhibits 10.3 and 10.4.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. Hudson Securities, Inc. acted as the Company’s Placement Agent (“Placement Agent”) in connection with the offering of the Units. As compensation for its services, the Company issued to the Placement Agent a warrant (the “Placement Agent Warrant”) to purchase up to 514,290 shares of Common Stock of the Company exercisable at an exercise price of $4.50 per share for a period expiring at the latest to occur of: (1) 5 years following the closing of Series A Financing; (2) 5 years following the date when the Company becomes a publicly traded entity and (3) the expiration date of the Warrants.

The issuances of the Units to the Investors and the Placement Agent Warrants were made in reliance on the exemption provided by Section 4(2) of the Act, for the offer and sale of securities not involving a public offering, Regulation D and Regulation S promulgated thereunder. None of the Units, the Series A Preferred Stock, the Warrants, the Placement Agent Warrant and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants and the Placement Agent Warrant have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

This brief description of the terms of the Warrants and the Placement Agent Warrant is qualified by reference to the provisions of the form of the Warrant and the Placement Agent Warrant attached to this report as Exhibits 4.1 and 4.2.

ITEM 3.03.	MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

The information disclosed under Item 5.03 of this report is incorporated into this Item 3.03 in its entirety.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 2, 2010, the Board of Directors of the Company, appointed Mr. Stanley Leung to serve as a director on the Company’s board of directors, effective immediately upon the closing of the Series A Financing.

MR. STANLEY LEUNG, aged 47 was appointed to the Company’s board of directors on September 2, 2010 and has over 25 years of management experience in financial institutions. Mr. Leung has served since March 2007 as a Senior Vice President in DBS Private Equity and is responsible for its investment activities in the Greater China region, including identification, evaluation, negotiation, execution and monitoring of investment projects. Prior to that Mr. Leung served, from May 1995 to September 2006, as a Director with CVC Asia Pacific, where he was the key transactor for leveraged buy-outs in China and South East Asia, with special responsibility for identifying potential investment targets, structuring and executing acquisitions, monitoring investee companies and supervising and advising management on financial and marketing strategies; and from August 1994 to May 1995 as an Investment Banker with Citigroup, where he successfully managed corporate transactions. Mr. Leung’s prior experience also includes regulating the listing of companies on the Listing Division of the Hong Kong Stock Exchange and as an auditor with Ernst & Young, where he was responsible for auditing private and listed companies; Mr. Leung holds a Master of Commerce degree from the University of New South Wales in Australia is a fellow of the Australian Society of Certified Practicing Accountants.

Mr. Leung is affiliated with DBS Nominees (Private) Limited, which is a holder of Series A Preferred Stock in the Company and his appointment was in fulfillment of the Company’s obligation under the Rights Agreement. Other than this affiliation, Mr. Leung is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Leung and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Mr. Leung will not receive any compensation as a consideration of his role as the Company’s director, but the Company has agreed, in an Indemnification Agreement, dated September 2, 2010 (the “Indemnification Agreement”), to indemnify Mr. Leung against expenses, judgments, fines, penalties or other amounts actually and reasonably incurred by him in connection with any proceeding, provided that he has acted in good faith and in the best interests of the Company. This brief description of the terms of the Indemnification Agreement is qualified by reference to the provisions of the agreements attached to this report as Exhibits 10.5.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the Series A Financing, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) on August 16, 2010. A summary of the Certificate of Designation is set forth below:

Ranking. With respect to rights upon liquidation, winding-up or dissolution and distribution of dividends, the Series A Preferred Stock ranks senior to the Company’s Common Stock and any other classes or series of stock of the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock (the “Junior Stock”).

Voting. The holders of the Series A Preferred Stock will vote on an “as converted” basis, together with the Common Stock, as a single class, in connection with any proposal submitted to the Company’s stockholders, except as required by Nevada law or with respect to certain specific transactions set forth under the “Protective Provisions” of the Certificate of Designation.

Conversion. Shares of the Series A Preferred Stock are optionally convertible into fully paid and non-assessable shares of Common Stock at a conversion rate calculated by dividing (A) $4.37496 per share (the “Liquidation Preference Amount”) by (B) the conversion price, which initially equals to the Liquidation Preference Amount per share, subject to adjustments as provided in the Certificate of Designation. Initially, each share of Series A Preferred Stock is convertible into one share of Common Stock.

Mandatory Conversion. Upon the occurrence of the following events, the Company has the right to convert outstanding Series A Preferred Stock into shares of Common Stock into which such shares of Series A Preferred Stock would be converted immediately prior to each of the following events: (i) the closing of the sale by the Company of shares of the Common Stock in a registered public offering on whichever of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or, the NASDAQ Capital Market (the “Qualified Trading Market”) in which the Company sells shares of its stock, based on a post-money valuation of no less than US$400,000,000 and the holders of the Series A Convertible Preferred Stock are able to offer and sell at least 50% of the Common Stock that would be received upon such mandatory conversion (“Qualified IPO”) or (ii) when the market capitalization of the Company becomes and continues, for at least 20 consecutive days of those days on which the Common Stock is traded on a Qualified Trading Market (the “Qualified Trading Days”), to be at least US$400,000,000 and the average daily trading volume during each of such 20 Qualified Trading Days exceeds 100,000 shares (a “Market Forced Conversion,” and collectively with the Qualified IPO, a “Forced Conversion”). The conversion rate to be applied in effecting a Forced Conversion is calculated by dividing the Liquidation Preference Amount per share by the conversion price, subject to adjustments as provided in the Certificate of Designation.

Dividends. Each share of Series A Preferred Stock will be entitled to receive cumulative dividends at the annual rate of 7% on the Liquidation Preference Amount thereof. Such dividends will be payable semi-annually on June 30 and December 31 each year beginning with the first such date after the date of issuance of such shares of Series A Preferred Stock.

Liquidation. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the Liquidation Preference Amount and interest per share accrued daily on the Liquidation Preference Amount at the rate of 15% per annum, compounded annually from the date of issuance of the Series A Preferred Stock up to and including date of the payment of the liquidation preference, plus accrued but unpaid dividends, before any payment shall be made or any assets distributed to the holders of any Junior Stock.

Redemption. At any time on or after less than 10% of the originally issued shares of Series A Preferred Stock shall remain outstanding and subject to the satisfaction of certain conditions, the Company has the option to redeem all shares of Series A Preferred Stock then outstanding at a redemption price equal to the Liquidation Preference Amount and interest per share accrued daily on the Liquidation Preference Amount at the rate of 15% (or 25% in the occurrence of certain specified events) per annum, compounded annually from the date of issuance of the Series A Preferred Stock up to and including date of the date of redemption (the “Redemption Price”). A holder of then outstanding Series A Preferred Stock may also, upon the occurrence of certain contingencies in the Company or at anytime after the first anniversary of the issuance of the Series A Preferred Stock, at the option of such holder, request the Company to redeem all or any of the shares of Series A Preferred Stock held by such holder at the same price.

Protective Provisions. The Company agrees to obtain the approval of the holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a single class, in connection with certain transactions involving the Company and/or its subsidiaries as specified in the Certificate of Designation.

This brief description of the terms of the Certificate of Designation is qualified by reference to the provisions of the Certificate of Designation attached to this report as Exhibit 3.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description

3.1*	Certificate of Designation of Series A Convertible Preferred Stock

4.1*	Form of Warrant

4.2*	Placement Agent Warrant, dated September 2, 2010, issued to Hudson Securities, Inc.

10.1	Securities Purchase Agreement, dated August 11, 2010, by and among the Company, the investors named therein, Mr. Tsoi Chak Shing, Jinhao Power Holdings Limited, Jinhao Motorcycle Company Limited, Guangdong Jinhao Motorcycle Co., Ltd. and Jinhao New Energy (Zhaoqing) Development Co, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on August 12, 2010).

10.2	Series A Preferred Stock Agreement, dated August 11, 2010, by and among the Company, Islamic Bank of Asia Limited and Mr. Tsoi Chak Shing (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on August 12, 2010).

10.3*	Investors’ Rights Agreement, dated September 2, 2010, by and among the Company, Mr. Tsoi Chak Shing and the investors named therein.

10.4*	Pledge Agreement, dated September 2, 2010, by and among Mr. Tsoi Chak Shing and the investors named therein.

10.5*	Form of Indemnification Agreement, dated September 2, 2010, by and among the Company and the indemnitee specified therein.

_________________
* Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JINHAO MOTOR COMPANY

Date: September 8, 2010	By:/s/ Chak Shing Tsoi
Chak Shing Tsoi
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Designation of Series A Convertible Preferred Stock

4.1*	Form of Warrant

4.2*	Placement Agent Warrant, dated September 2, 2010, issued to Hudson Securities, Inc.

10.1	Securities Purchase Agreement, dated August 11, 2010, by and among the Company, the investors named therein, Mr. Tsoi Chak Shing, Jinhao Power Holdings Limited, Jinhao Motorcycle Company Limited, Guangdong Jinhao Motorcycle Co., Ltd. and Jinhao New Energy (Zhaoqing) Development Co, Ltd. (incorporated by reference to Exhibit 10.1 to the registrant’s current report on Form 8-K filed on August 12, 2010).

10.2	Series A Preferred Stock Agreement, dated August 11, 2010, by and among the Company, Islamic Bank of Asia Limited and Mr. Tsoi Chak Shing (incorporated by reference to Exhibit 10.2 to the registrant’s current report on Form 8-K filed on August 12, 2010).

10.3*	Investors’ Rights Agreement, dated September 2, 2010, by and among the Company, Mr. Tsoi Chak Shing and the investors named therein.

10.4*	Pledge Agreement, dated September 2, 2010, by and among Mr. Tsoi Chak Shing and the investors named therein.

10.5*	Form of Indemnification Agreement, dated September 2, 2010, by and among the Company and the indemnitee specified therein.

_________________
* Filed herewith